 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2015

MANPOWERGROUP INC.
(Exact name of registrant as specified in its charter)

Wisconsin	1-10686	39-1672779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Manpower Place
Milwaukee, Wisconsin	53212
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (414) 961-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

On October 29, 2015, Jeffrey A. Joerres, Executive Chairman of ManpowerGroup Inc. (the “Company”) notified the Board of Directors that he will retire as Executive Chairman and from the Board of Directors, effective December 30, 2015. ManpowerGroup also announced that Jonas Prising, the Company’s CEO, has been appointed to the additional position of Chairman of the Board, effective December 31, 2015, to succeed Mr. Joerres.

In connection with his retirement and in light of the services Mr. Joerres has and will continue to perform in 2015 as Executive Chairman, the Company has agreed to pay Mr. Joerres his full annual incentive for 2015. The amount of such incentive will be based on actual performance results for the objectives first approved for him in February 2015, as determined by the Executive Compensation and Human Resources Committee in early 2016.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.                        Exhibits

Exhibit No.	Description
99.1	Press Release dated October 29, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANPOWERGROUP INC.
Dated: 10/29/15	By:	/s/ Richard Buchband
	Name:	Richard Buchband
	Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

99.1	Press Release dated October 29, 2015